Exhibit 1.13

Global Medium Term Notes, Series A

of Barclays Bank PLC

Structured Products Selected Dealer Agreement

March 16, 2017

Ladies and Gentlemen:

1. General. You, the undersigned Selected Dealer (as hereinafter defined), understand that Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Issuer”) and Barclays Capital Inc., a corporation incorporated under the laws of Connecticut (“Barclays Capital”), are entering into this Structured Products Selected Dealer Agreement (“Agreement”) in counterparts with you in connection with offerings of Securities (as defined below) of the Issuer. The Issuer’s Global Medium-Term Notes, Series A (the “Notes”) will be issued pursuant to an Indenture dated as of September 16, 2004, between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”). Such offerings include, without limitation, offerings made pursuant to the Amended and Restated Distribution Agreement, dated February 10, 2009 (the “Distribution Agreement”), between the Issuer and Barclays Capital, relating to the Notes. The term “Manager” herein means Barclays Capital acting in such capacity as lead agent or lead underwriter. This Agreement shall apply to any offering of Securities of the Issuer in which you agree to act as a selected dealer for the Manager.

At or prior to the time of an offering, the Manager will advise you, to the extent applicable, by wire, facsimile, electronic data transmission or other written communication (“Wire”) as to the expected offering date, the expected closing date, the initial public offering price, the interest rate (or the method by which such rate is to be determined), the conversion price, if applicable, the gross fee, the underwriting and management fee or commission, the selling concession, the reallowance, the time of release of Securities for sale to the public, the time at which subscription books will be opened, the amount, if any, of Securities reserved for purchase by selected dealers, the period of such reservation and the amount of Securities to be allotted to you, and stating that your participation as a selected dealer in an offering of Securities will become effective following the Manager’s receipt of your acceptance.

The “Securities” are Notes of the Issuer whose value is linked to securities of one or more third party issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument or one or more indices or baskets of the items described above, or that have “structured” interest rate mechanics, such as those that have interest rate caps or floors or that increase the interest rate to pre-set levels at specified intervals over their term. The agreement between the Issuer, on the one hand, and the Manager and any other underwriters or agents, on the other, pursuant to which any offering of Securities is conducted (including, without limitation, the Distribution Agreement), together with any associated terms or similar agreement and any amendment or supplement thereto, is hereinafter referred to collectively as the “Underwriting Agreement”. The underwriters or agents (whether such agents are purchasing Securities as principal for resale or soliciting purchases of Securities directly from the Issuer) with respect to an offering of Securities in which you agree to participate as a selected dealer pursuant to this Agreement are hereinafter referred to as the “Underwriters”, and the parties who agree to participate or are designated a selling concession in such offering as selected dealers are hereinafter referred to as “Selected Dealers”.

The following provisions of this Agreement shall apply separately to each individual offering of Securities.

2. Acceptance and Purchase. We will invite you to participate from time to time as a Selected Dealer in offerings of Securities. In any offering of Securities in which you agree to participate as a Selected Dealer, you will notify us on the pricing date for such offering of the aggregate amount of such

Securities that you are offering to purchase. Subscription books may be closed by the Manager at any time in the Manager’s discretion without notice and the right is reserved to reject any subscription in whole or in part. You agree to purchase as principal the amount of Securities that you offer to purchase on the pricing date for such Securities.

3. Offering Materials. (a) You understand that registration of the offer and sale of the Securities is required under the Securities Act of 1933, as amended (the “1933 Act”). In connection with any offering of Securities, the Manager shall make available to you, electronically or otherwise (as reasonably requested by you), such numbers of copies of the Time of Sale Information and of the Prospectus (in each case as defined below and other than information incorporated by reference therein) as you may reasonably request for the purposes of the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the applicable rules and regulations thereunder. You represent and warrant that you are familiar with Rule 173 under the 1933 Act, as well as Rule 15c2-8 (or any successor provision) under the 1934 Act, and you agree that you will comply with the requirements of each Rule in connection with the offering of the Securities.

“Preliminary Prospectus” means any preliminary pricing supplement relating to an offering of Securities filed or to be filed under Rule 424 of the 1933 Act, together with the prospectus supplement (including any “product” supplements) and prospectus relating to an offering of Securities, in each case including any documents incorporated by reference therein.

“Prospectus” means the final pricing supplement relating to an offering of Securities filed or to be filed under Rule 424 of the 1933 Act, together with the prospectus supplement (including any “product” supplements) and prospectus relating to an offering of Securities, in each case including any documents incorporated by reference therein.

“Free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act and “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by the Issuer in connection with an offering of Securities that has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with Rule 433(d) of the 1933 Act; (ii) a free writing prospectus containing a description of terms of the Securities that (1) does not reflect the final terms and (2) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) under the 1933 Act; or (iii) a free writing prospectus that (1) does not contain substantive changes from or additions to a free writing prospectus previously filed with the Commission and (2) is exempt from the filing requirement pursuant to Rule 433(d)(3) under the 1933 Act.

“Time of Sale” means, with respect to each offering of Securities, the time of agreement to sell such Securities to you, and to purchase such Securities from us, pursuant to the terms of such offering.

“Time of Sale Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, in connection with sales of a particular issue of Securities, considered together as of the Time of Sale.

(b) You agree that you will not use, prepare, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the 1933 Act) constituting a free writing prospectus with respect to any Securities without the Manager’s prior consent other than any Preliminary Prospectus or Prospectus or any Permitted Free Writing Prospectus which is furnished to you by the Issuer or the Manager. You represent and agree that any Time of Sale Information made available to you by the Issuer or the Manager in connection with an offering of Securities reasonably in advance of the applicable Time of Sale will be conveyed to each person to whom you sell or deliver Securities prior to entering into a contract of sale with such person, agree to make a record of your distribution of such Time of Sale Information, and agree, once furnished with copies of any revised Preliminary Prospectus or Permitted Free Writing Prospectus or a new Permitted Free Writing Prospectus revising or supplementing the terms of the Preliminary Prospectus or a previous Permitted Free Writing Prospectus reasonably in advance of the Time of Sale, to promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus or Permitted Free Writing Prospectus prior to entering into any contract of sale with such person. You will not be authorized by the Issuer or the Manager to give any information or to make any representation not contained in the Time of Sale Information or Prospectus in connection with the sale of such Securities.

(c) The Issuer and the Manager agree not to use, prepare, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the 1933 Act) constituting a free writing prospectus specifically relating to any issuance of Securities in respect of which you are acting as Selected Dealer without your prior consent other than any Preliminary Prospectus or Prospectus or any Permitted Free Writing Prospectus that, in each case, has been approved by you. The Issuer and the Manager agree to comply with the requirements of (i) Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping and (ii) Rule 424(b) under the 1933 Act applicable to any Preliminary Prospectus or Prospectus.

4. Offering of the Securities. (a) The offering of the Securities is made subject to the conditions referred to in the Preliminary Prospectus and to the terms and conditions set forth in this Agreement and any Wire. After the public offering of the Securities has commenced and prior to the Time of Sale, the Manager may change the public offering price, the selling concession and the reallowance to dealers, and in the event of any such change you may cease to participate in such offering in your sole discretion. Any of the Securities purchased by you pursuant to this Agreement are to be reoffered by you, subject to their receipt and acceptance by the Manager, to the public at the initial public offering price, subject to the terms of this Agreement and the Preliminary Prospectus. Except as otherwise provided herein, the Securities shall not be offered or sold by you below the initial public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the initial public offering price of not in excess of the amount set forth in the Wire may be allowed to any dealer that (i) agrees that such amount is to be retained and not reallowed in whole or in part, (ii) makes representations substantially similar to those contained in Sections 19 and 20, and (iii) unless the Securities are “exempted securities” as defined in Section 3(a)(12) of the 1934 Act or are such other securities as may be sold from time to time by a “bank” as defined in Section 3(a)(6) of the 1934 Act (a “Bank”), is not a Bank.

(b) The Manager as such and, with the Manager’s consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or an Underwriter, at the initial public offering price less all or any part of the concession to Selected Dealers.

(c) The Manager will pay or cause to be paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(d) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to you will be paid by such Underwriters when such Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and shall pay your proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

(e) You agree not to make any offers or sales of Securities in jurisdictions outside the United States except in such jurisdictions as may be agreed with the Issuer from time to time and under circumstances that will result in compliance with (a) applicable laws, including private placement requirements or other similar exemptions, in each such jurisdiction and (b) the restrictions on offers or sales set forth in this Agreement or any Preliminary Prospectus, Prospectus, or similar offering materials, as the case may be. It is understood that, except as specified in this Agreement or any Preliminary Prospectus, Prospectus, or similar offering materials, as the case may be, no action has been taken by the

Issuer or the Manager to permit you to offer Securities in any jurisdiction other than the United States, in the case of an offering of Securities registered under the 1933 Act, where action would be required for such purpose.

In the event any legal or administrative proceedings or actions are instituted or are reasonably believed by the Manager to be threatened under the law of any jurisdiction which bring into issue the ability of the Selected Dealer to make available Securities to its customers in such jurisdictions (the “Affected Jurisdictions”), then, in addition to any other remedies available to the Manager, upon written notice from the Manager following consultation with the Issuer, you shall forthwith cease to make Securities available to your customers in the Affected Jurisdictions.

5. Stabilization and Over-Allotment. The Manager may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that upon the Manager’s request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities, you will report the amount of Securities purchased by your customers pursuant to such offering which then remain unsold by you and will, upon the Manager’s request at any such time, sell to the Manager for the account of one or more Underwriters such amount of such unsold Securities as the Manager may designate at the initial public offering price less an amount to be determined by the Manager not in excess of the Selected Dealers’ concession.

6. Your Representations to the Issuer and Manager. Each and every time you purchase Securities pursuant to this Agreement, you represent and warrant as follows with respect to the selling of Securities in any offering:

(a) You will maintain policies and procedures reasonably designed to comply with all applicable provisions of the Employee Retirement Income Security Act, as amended by the Pension Protection Act of 2006 (“ERISA”), and the rules and regulations of the Department of Labor.

(b) You will comply in all material respects with all applicable laws, rules and regulations in connection with the offer and sale of the Securities, including the provisions of the 1933 Act and the 1934 Act and the rules and regulations of the Commission thereunder, the rules and regulations of any securities exchange having jurisdiction over the offering and the laws, rules and regulations of any applicable regulatory body.

(c) You represent and agree that you are regulated by a federal functional regulator (as such term is defined in 31 C.F.R. § 103.120(a)). You further represent and agree that you have implemented and currently maintain (and shall maintain for so long as you are a party to this Agreement) an anti-money laundering (“AML”) program (including, without limitation, a customer identification program) reasonably designed to ensure compliance with (i) Section 326 of the USA PATRIOT Act (Pub. L. 107-56) and the regulations promulgated thereunder and (ii) all other applicable federal, state or local laws, rules or regulations aimed at detecting or preventing the funding of terrorism or money laundering activities.

7. Issuer Representations to You. As of the date hereof and each and every time (1) the Manager accepts an offer from you to purchase Securities pursuant to this Agreement, (2) the settlement of any such purchase occurs or (3) the Registration Statement (as defined below) is amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each such time in clauses (1) through (3), a “Representation Time”), the Issuer represents and warrants the following:

(a) The registration statement on Form F-3ASR (as of the date of this Agreement, File No. 333-190038) (the “Registration Statement”) became effective upon filing with the Commission, such Registration Statement continues to be effective and no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(b) The Securities have been duly authorized and established in conformity with the Indenture and when issued and delivered, will constitute a legal, valid and binding obligation of the Issuer entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency reorganization and similar laws of general applicability relating to creditors’ rights and equitable principles.

(c) On the date it (or any part thereof) most recently became effective and as of each Representation Time, the Registration Statement and accompanying prospectus (including the information incorporated by reference therein, the “Base Prospectus”) conformed in all respects to the requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to any untrue statement or alleged untrue statement or omission made (i) in reliance upon and in conformity with written information relating to you furnished to the Issuer by you expressly for use therein or (ii) in the statement of eligibility of the Trustee under the Indenture.

(d) Each Preliminary Prospectus and Prospectus, at the time of filing thereof with the Commission and as of each Representation Time until the settlement of the particular offering of Securities to which such documents relate, did not and does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the relevant Time of Sale for any particular offering of Securities, the Time of Sale Information does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This representation and warranty does not apply to any untrue statement or alleged untrue statement or omission made (i) in reliance upon and in conformity with written information relating to you and furnished to the Issuer by you expressly for use therein or (ii) in the statement of eligibility of the Trustee under the Indenture.

(e) The Indenture complies in all material respects with the requirements of the 1933 Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and is duly qualified under the Trust Indenture Act. The Indenture has been duly authorized and constitutes a legal, valid and binding obligation of the Issuer, subject to applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to creditors’ rights and equitable principles. The Indenture conforms, and the Securities will conform, to the descriptions thereof set forth in the Prospectus as amended or supplemented relating to such Securities.

(f) If at any time when you are participating in an offering of Securities the Issuer becomes aware that any Preliminary Prospectus or Time of Sale Information related to such offering, as then amended or supplemented, shall include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it shall be necessary at any time to amend or supplement the Preliminary Prospectus, Prospectus or Time of Sale Information, the Issuer shall promptly notify you to suspend the solicitation of offers to purchase the Securities and prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance.

(g) The Issuer shall advise you promptly of (i) any filing with the Commission of any amendments or supplements to the Registration Statement or the accompanying Base Prospectus, together with the prospectus supplement (including any “product” supplements) relating to the Securities and (ii) any downgrade of the ratings of the Securities publicly announced by either Moody’s Investors Services, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The Issuer shall advise you promptly of any stop order proceedings in respect of the Registration Statement and will use its reasonable efforts to obtain withdrawal of any such stop order.

(h) The Issuer agrees that it will not solicit or accept offers to purchase Securities from you during any period when the Issuer shall have been advised by either Moody’s Investors Services, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., that such organization has determined to downgrade the rating of the Securities and such downgrade shall not yet have been publicly announced; provided that the Issuer shall not be obligated to inform you of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

(i) As of the most recent determination date (as defined in the definition of “well-known seasoned issuer” in Rule 405 under the 1933 Act), the Issuer was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Issuer is not and, at the time of the applicable eligibility determination date (as defined in Rule 164(h) under the 1933 Act) for a particular offering of Securities was not, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(j) Each Permitted Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus or prospectus supplement (including any “product” supplement) deemed to be a part thereof.

(k) The Issuer has been duly incorporated and is validly existing as a corporation under the laws of England and Wales with corporate power and authority to own its properties and conduct its business as described in the Base Prospectus as amended or supplemented, and has in full force and effect all permits, certificates, franchises, licenses, authorizations and similar approvals necessary in connection with the operation of its business with such exceptions as do not and will not materially adversely affect the business, financial condition, shareholders’ equity or results of operations of the Issuer.

(l) There are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject, other than as set forth in the Base Prospectus as amended or supplemented and other than litigation or proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Issuer and its subsidiaries on a consolidated basis; and, to the best of the Issuer’s knowledge, no such litigation or proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to subscribe for Securities, the issue and sale of the Securities or the consummation by the Issuer of the other transactions contemplated by this Agreement, except such as have been, or will have been prior to the relevant offering of Securities, obtained under the 1933 Act or the Trust Indenture Act, as applicable, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

(n) The Issuer is not subject to registration or regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the offer and issue of the Securities and the application of the proceeds thereof will not subject the Issuer to registration under, or result in a violation of, the Investment Company Act.

(o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, otherwise than as set forth in the Prospectus, any material change in the share capital, undated loan capital or dated loan capital of the Issuer or any material adverse change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Issuer and its subsidiaries on a consolidated basis.

(p) No order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.

(q) PricewaterhouseCoopers LLP (“PWC”), who have certified financial statements of the Issuer and its subsidiaries incorporated by reference in the Base Prospectus as amended or supplemented, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(r) This Agreement has been duly authorized, executed and delivered by the Issuer and the performance of this Agreement and the Indenture by the Issuer of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer is a party or by which it may be bound or to which any of the property or assets of the Issuer is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Issuer or any law, administrative regulation or administrative or court order or decree applicable to the Issuer; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to subscribe for Securities, the issue and sale of the Securities or the consummation by the Issuer of the other transactions contemplated by this Agreement or the Indenture, except (i) such as have been, or will have been prior to the date hereof, obtained under the 1933 Act or the Trust Indenture Act, as applicable, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by you of offers to subscribe for Securities from the Issuer and with subscription of Securities by you as principal, as the case may be, in each case in the manner contemplated hereby.

8. Manager Representations to You. As of the date hereof and each and every time (1) you offer to purchase Securities and (2) the Manager accepts an offer from you to purchase Securities pursuant to this Agreement, the Manager represents and warrants the following:

(a) The Manager has been duly incorporated and is validly existing as a corporation under the laws of Connecticut.

(b) The Manager is a registered broker-dealer under the 1934 Act and is licensed as a broker-dealer in each jurisdiction in which it will sell the Securities. In connection with its activities in respect of the Securities, Manager will comply with all laws, rules and regulations applicable to broker-dealers registered under the 1934 Act and licensed in such jurisdictions.

(c) The Manager is a member of the Financial Industry Regulatory Authority (“FINRA”), formerly known as the National Association of Securities Dealers, Inc. (the “NASD”) and will, in connection with its activities in respect of the Securities, comply with all applicable rules, regulations and policies of FINRA and any applicable regulatory body.

(d) The Distribution Agreement between the Manager and the Issuer is in full force and effect, has not been amended or supplemented and no provision therein has been waived by the Manager.

9. Compliance with Regulation M. Unless the Securities are “exempted securities” as defined in Section 3(a)(12) of the 1934 Act, you represent that, at all times since you were invited to participate in the offering of the Securities, you have complied with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If you have been notified in a Wire that the Manager or the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, you represent that, at all times since your receipt of such Wire, you have complied with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions.

10. Net Capital. You represent that the incurrence by you of your obligations hereunder in connection with the offering of the Securities will not place you in violation of Rule 15c3-1 under the 1934 Act, if such requirements are applicable to you, or, if you are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place you in violation of the capital requirements of such regulator or any other regulator to which you are subject.

11. Payment and Delivery. You agree that Securities purchased by you pursuant to this Agreement shall be paid for in an amount equal to the initial public offering price therefor less the Selected Dealers’ concession with respect thereto, at 9:00 A.M. (New York City time), or at such other time as may be agreed, on the date on which the Securities are issued for delivery to you, by making payment to the Manager in the manner and type of funds or currency specified in the Manager’s payment instructions wired to you payable to the order of Barclays Capital Inc.

Notwithstanding the foregoing provisions of this Section, if transactions in the Securities are to be settled through the facilities of DTC or any other depository or similar facility, if you are a member, the Manager is authorized, in its discretion, to make appropriate arrangements for payment in same day funds and/or delivery through DTC’s facilities of the Securities to be purchased by you, or, if you are not a member, settlement may be made through a correspondent that is a member pursuant to your timely instructions.

12. Blue Sky and Other Qualifications. It is understood and agreed that neither the Issuer nor the Manager assumes any responsibility or obligation with respect to the right of the Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information the Manager may furnish in that connection.

13. Termination; Amendment; Survival. (a) The terms and conditions set forth in (i) Section 4, (ii) the second sentence of Section 5 and (iii) Section 9 of this Agreement (collectively, the “offering provisions”) will terminate with respect to each offering of Securities pursuant to this Agreement at the close of business on the 45th day after the date of the initial public offering of such Securities or at the close of business on the day of the closing of the purchase of the Securities by the Underwriters pursuant to the Underwriting Agreement, whichever is later, unless in either such case the effectiveness of such offering provisions is extended by the Manager for a further period not exceeding 30 days or, in its discretion and whether or not extended, sooner terminated as hereinafter provided. The Manager may terminate such offering provisions at any time by notice to you to the effect that the offering provisions of this Agreement are terminated. All other provisions of the Agreement shall remain operative and in full force and effect with respect to such offering.

(b) This Agreement may be terminated by any party hereto upon five business days’ written notice to the other parties; provided, however, that with respect to any particular offering of Securities, if the Manager receives any such notice from you after the Manager has advised you of the amount of Securities allotted to you, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section.

(c) This Agreement may be supplemented or amended by the Manager by notice to you by written communication and any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies that is commenced after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so supplemented and amended.

(d) The following Sections of this Agreement shall survive termination of an offering of Securities and this Agreement: Section 7 (Issuer Representations to You), Section 8 (Manager Representations to You), Section 16 (Notices), and Section 15 (Indemnification).

14. Role of the Manager; Role of the Selected Dealers; Legal Responsibility. (a) Barclays Capital is acting as representative of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint.

(b) The Manager, for and on behalf of the Issuer, shall have full authority to take such action as it deems advisable in all matters pertaining to the offering of the Securities or arising under this Agreement. The Manager shall have no liability to you for any act or omission except for obligations expressly assumed by the Manager herein, and no obligations on the part of the Manager will be implied hereby or inferred herefrom.

(c) You understand and agree that you are to act as principal in purchasing Securities and you are not authorized to act as agent for the Issuer, the Manager or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained shall constitute you an association, or partners, with the other Selected Dealers, the Underwriters or the Manager, or, except as otherwise provided herein, render you liable for the obligations of any other Selected Dealers, the Underwriters or the Manager. If the Selected Dealers among themselves or with the Underwriters or the Manager are deemed to constitute a partnership for Federal income tax purposes, then each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the U.S. Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. The Manager is authorized, in its discretion, to execute on behalf of the Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

15. Indemnification. (a) The Issuer will indemnify and hold you and your directors, affiliates, officers and agents (collectively, the “Selected Dealer Indemnified Parties”) harmless against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any Selected Dealer Indemnified Party may become subject, under the 1933 Act or otherwise, and including reasonable legal expenses incurred by any Selected Dealer Indemnified Party in connection with investigating or defending any such action or claim as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented and any issuer free writing prospectus or free writing prospectus furnished by the Manager or the Issuer relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Issuer nor any affiliate thereof (including the Manager) shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented and any issuer free writing prospectus or free writing prospectus furnished by the Manager or the Issuer relating to the Securities or any such amendment or supplement, in reliance upon and in conformity with written information relating to you furnished to the Issuer and the Manager by you expressly for use therein.

(b) The Manager will indemnify you and hold you harmless against any losses, claims, damages or liabilities, joint or several, arising out of, and to the extent of (i) any material breach by Manager of any of its representations, warranties, covenants or provisions contained in this Agreement; and (ii) any violation of any applicable law, rule or regulation by the Manager with respect to the Securities that is the result of Manager’s gross negligence or willful misconduct.

(c) You will indemnify and hold the Issuer and its directors, affiliates, officers and agents (the “Issuer Indemnified Parties”) harmless against any losses, claims, damages or liabilities, joint or several, to which any Issuer Indemnified Party may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any issuer free writing prospectus or any other prospectus relating to the Securities, each as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, as amended or supplemented, any issuer free writing prospectus or any other prospectus relating to the Securities or any such amendment or supplement, in reliance upon and in conformity with written information relating to you furnished to the Issuer or the Manager by you expressly for use therein.

(d) You will indemnify and hold the Manager harmless against any losses, claims, damages or liabilities, joint or several, arising out of (i) any material breach by you of any of your representations, warranties, covenants or provisions contained in this Agreement; and (ii) any violation of any applicable law, rule or regulation by you with respect to the Securities that is a result of your gross negligence or willful misconduct.

(e) Promptly after receipt by an indemnified party under this Section 15 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under any such applicable subsection of Section 15 above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnified party and if the indemnifying party assumes the defense thereof, shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (other than local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party shall not, without the prior written consent of each indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified parties from all liability arising out of such claim, action, suit or proceeding.

(f) To the extent the indemnification provided for in this Section 15 is unavailable or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then the Issuer shall, in lieu of indemnifying the Selected Dealer Indemnified Parties herein, contribute to the amount paid or payable by the Selected Dealer Indemnified Parties as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and its affiliates on the one hand and the Selected Dealer Indemnified Parties on the other hand from the offering of Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and its affiliates on the one hand and the Selected Dealer Indemnified Parties on the other hand in connection with the misstatements or omissions that resulted in such losses, claims, damages or liabilities. The relative benefits received by the Issuer and its affiliates on the one hand and the Selected Dealer Indemnified Parties on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities received by the Issuer bear to the total fees or discounts received by the Selected Dealer Indemnified Parties in respect thereof.

16. Opinions and Comfort Letters. Subject to the restrictions below, the Issuer agrees that it shall provide you with the following as soon as is reasonably practicable following each filing by the Issuer with the Commission of the Issuer’s annual report on Form 20-F and half-year results as filed on Form 6-K and incorporated by reference into the Registration Statement:

(a) A letter dated on or around such filing with the Commission, of U.S. counsel to the Issuer (other than an employee or affiliate of the Issuer) in such counsel’s customary form to the effect that, based upon such counsel’s review of the Registration Statement and accompanying base prospectus, together with the prospectus supplement, relating to the Securities and other relevant due diligence: (A) each part of the Registration Statement, when such part becomes effective, appeared on its face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the 1933 Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing that came to the attention of such counsel in the course of their review has caused them to believe that, insofar as relevant to the offering of such Securities, any part of the Registration Statement, including all documents incorporated by reference therein, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the accompanying Base Prospectus, as supplemented by the prospectus supplement relating to the Securities, as of the respective dates of the filing of the Issuer’s Annual Report on Form 20-F or half-year results on Form 6-K with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such letter may include customary qualifications, and such counsel need not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement or such prospectus or as to the statement of eligibility of the Trustee under the Indenture.

(b) One letter from PWC, dated on or around such filing with the Commission, in PWC’s customary form conforming to the requirements of Statement on Auditing Standards No. 72 (or any successor standard) and containing statements and information of the type ordinarily included in accountants’ “comfort letters” concerning the financial statements and certain financial information derived from accounting records of the Issuer contained in, or incorporated by reference into, the Registration Statement and the prospectus relating to the Securities and in form and substance reasonably satisfactory to you.

Notwithstanding the foregoing, the Issuer may postpone the delivery of the opinion and letters referred to above if, in the judgment of the Issuer, the existence of a pending corporate transaction, matter or other exceptional event that has not yet been publicly disclosed, makes it impracticable or imprudent to deliver such documents at the appointed time. In such event, the Issuer agrees to deliver such documents as soon as reasonably practicable after such corporate transaction, matter or other exceptional event has been publicly disclosed or abandoned.

You acknowledge and agree that, insofar as the letters and opinion referred to in subsections (a) and (b) of this Section, or any subsequently delivered documents in substantially the same form, are concerned, such letters and opinions may not be quoted, referred to or furnished to any purchaser or prospective purchaser of any Securities and may not be used in furtherance of the offer or sale of any Securities.

17. Conditions to Obligations of the Selected Dealer. Your obligations in respect of any offering or issuance of Securities hereunder will be subject, in your reasonable discretion, to the condition that all representations and warranties and other statements made by us herein are, at and as of each Representation Time, true and correct, the condition that we shall have performed all of our obligations hereunder theretofore to be performed and the additional conditions that:

(a) since the respective dates as of which information is given or incorporated by reference in the Time of Sale Information, there shall not have been, otherwise than as set forth or contemplated in the Time of Sale Information, (i) any material change in the share capital, undated loan capital or dated loan capital of the Issuer or (ii) any material change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Issuer and its subsidiaries on a consolidated basis, the effect of which is, in your judgment after consultation with us, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Time of Sale Information;

(b) on or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Issuer’s debt securities or preferred stock by Moody’s Investors Services, Inc. or Standard & Poor’s Ratings Services and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer’s debt securities or preferred stock;

(c) on or after the Time of Sale (i) neither the United States nor the United Kingdom shall have become engaged in hostilities which have resulted in the declaration of a national emergency or war, (ii) there shall not have been any generally published change or development involving a prospective change in United States or United Kingdom taxation directly affecting the Securities or the imposition of exchange controls by the United States or the United Kingdom, (iii) there shall not have been a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange, or a general moratorium on commercial banking activities in New York declared by either U.S. federal or New York State authorities or a general moratorium on commercial banking activities in the United Kingdom declared by authorities in the United Kingdom, the effect of which in the case of (i), (ii) or (iii), in your judgment after consultation with us, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Time of Sale Information; and

(d) each Permitted Free Writing Prospectus shall have been filed by the Issuer with the Commission to the extent required by Rule 433 under the Securities Act and the Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act;

except, in each case described in clause (a) or (b) above, as disclosed to you in writing by us prior to the Time of Sale.

18. Notices. Any notices from us to you shall be deemed to have been duly given if sent by facsimile transmission, personal delivery or registered mail to the address or facsimile number set forth at the foot of this Agreement, or at such other address or facsimile number as you shall have advised us in writing. Any notice from you to us shall be sent by facsimile transmission, personal delivery or registered mail to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Syndicate Desk

Telephone: 212-528-7198

Telecopy: 917-265-1244

with a copy to:

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attn: General Counsel

Telephone: 212-526-7000

Telecopy: 212-577-4545

(or to such other address, telephone number, facsimile number and/or electronic mail address as you shall be notified by us in writing). Communications by facsimile machine, electronic mail, graphic scanning or other written form shall be deemed to be “written” communications. Any such written notice shall be deemed delivered at the time of receipt.

19. FINRA Matters. You represent and agree that you are now and shall remain for so long as you are a party to this Agreement, a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). You agree that in making sales of Securities you will comply in all material respects with all applicable rules, regulations and policies of FINRA, including NASD Rule 2420 (or any successor FINRA rule) and FINRA Rule 5141. You agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer), you will comply in all material respects with all applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and the applicable laws, rules and regulations of any applicable regulatory body.

20. Suitability Requirements. You agree that, in connection with any offering of Securities in which you participate as a Selected Dealer, you will comply in all material respects with FINRA Rules 2090 and 2111 and all other applicable federal, state or local laws, rules or regulations (or rules of any self-regulatory organization) relating to the suitability of the Securities for purchase by any person to whom you sell or recommend Securities. In complying with FINRA Rule 2111, prior to making a recommendation to a customer with respect to any Securities (other than to an institutional account where the conditions of FINRA Rule 2111(b) have been met), you shall have a reasonable basis to believe that a recommended transaction or investment strategy involving any Securities is suitable for the customer, based on the information obtained through your reasonable diligence to ascertain the customer’s investment profile. You further agree that you are familiar with Notice-to-Members 05-59 concerning FINRA members’ obligations when selling structured products and you agree to comply with the requirements therein.

21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

22. Successors and Assigns. No party hereto may assign this Agreement without the written consent of the other parties hereto, and any such attempted assignment without such consent shall be void.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Yidang Ding
Name:	Yidang Ding
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Yidang Ding
Name:	Yidang Ding
Title:	Managing Director

CONFIRMED: March 16, 2017

WELLS FARGO SECURITIES, LLC

By:	/s/ Donald Brudie
Name:	Donald Brudie
Title:	Managing Director

(If person signing is not an officer or a managing director, please attach instrument of authorization)

Address:

Telephone:

Facsimile: